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                                                                  EXHIBIT _____

                           SUBCONTRACTOR AGREEMENT

     THIS SUBCONTRACTOR AND INSTALLATION AGREEMENT (the "Agreement") is made this 15th day of June, 1995 by and between Masada Security, Inc., a Delaware corporation, located at 950 22nd Street North, Suite 800, Birmingham, Alabama 35203 ("Masada") and Alert Centre, Inc., a Delaware corporation, located at 5800 South Quebec Street, Englewood, Colorado 80111 ("Subcontractor") . For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Subcontractor and Masada, the parties agree as follows:

     1. Maintenance and Installation Services. Subcontractor agrees to take all steps necessary to provide maintenance and installation services (the "Services") for the protective equipment and systems (the "Protective Equipment") related to the alarm accounts referred to Subcontractor by Masada (the "Alarm Accounts") in a good, safe, sound, and serviceable condition consistent with the standards in the industry for services and maintenance of such Protective Equipment and in conformity with all applicable federal, state and local laws.

     Subcontractor shall submit invoices to Masada for services rendered to the Alarm Accounts which shall reflect the amounts due to Subcontractor's subcontractors for services performed during the term of this Agreement, without any additional charge or fee added by Subcontractor.

     2. Licenses/Permits. At all times during the term of this Agreement, Subcontractor shall possess all necessary federal, state and local licenses, permits, cerificates and other authorizations required for Subcontractor's performance of the Services.

     3. No Agency. Subcontractor shall have no right to incur any liabilities, debts or obligations of any kind, in the name of, on behalf of, or as agent for Masada. It is specifically agreed that the relationship of the parties hereto shall be that of principal and independent contractor, and not of employer and employee. Subcontractor may subcontract with third parties to provide the Services.

     4. Term. Subcontractor agrees to provide the Services beginning the date set forth above through June 30, 1995, and thereafter, this Agreement may be renewed upon the written consent of the parties.

     5. Guaranty. Subcontractor further guarantees that if Masada incurs any expenses associated with any Services performed on behalf of any Alarm Account as a result of Subcontractor's failure, or the failure of the responsible person or entity designated or selected by Subcontractor, to provide satisfactory Services on any Alarm Account pursuant to this Agreement, Subcontractor shall pay such expenses to Masada upon demand. Failure to do so will entitle Masada to offset such expenses from any funds which Masada may owe to Subcontractor, or to Subcontractor's subcontractors, pursuant to this Agreement, or pursuant to that certain Asset Purchase Agreement between the parties, dated June 9, 1995. Masada hereby agrees to notify Subcontractor of such offsets. Subcontractor




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shall have fifteen (15) days from the date notice is received to dispute said charges.

     6. Amendment and Waiver. This Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon the parties hereto only if such amendment or waiver is set forth in writing executed by both parties hereto.

     7. Notices. All written notices given or delivered under or by reason of the provisions of this Agreement shall be deemed to have been given to the respective parties hereto when personally delivered or mailed by certified mail, return receipt requested, to the address noted below such party's signature to this Agreement, unless another address is specified in writing.

     8. Assignment. This Agreement, and all of the provisions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except for assignments by Subcontractor or Masada to an affiliated entity of Subcontractor or Masada, respectively, Masada or a successor in interest to any of Masada's Alarm Accounts that are serviced by Subcontractor, neither this Agreement, nor any of the rights, interests or obligations hereunder, may be assigned by either party without the prior written consent of the other party.

     9. Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party. All such counterparts taken together shall constitute one and the same instrument.

     10. Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.


MASADA SECURITY, INC.                                  ALERT CENTRE, INC.

  By:  /s/ Charles F. Armstrong                    By: /s/ Brian E. Johnson
       -----------------------                         -----------------------

Name:  Charles F. Armstrong                      Name: Brian E. Johnson
       ---------------------                           -----------------------

Title: Vice President, Corporate Development    Title: Exec. V.P. & C.F.O.
       -------------------------------------           -----------------------

Address: 950 22nd Street North                    Address: 5800 S. Quebec St.
         Suite 800                                         Englewood, CO 80111
         Birmingham, Alabama 35203